UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2007

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900
Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 7, 2007, Venoco, Inc. entered into (i) a new second lien term loan agreement (the “new term loan agreement”) to refinance and replace its existing second lien term loan facility and (ii) a fifth amendment to the second amended and restated credit agreement governing its revolving credit facility (the “revolving credit agreement amendment”). The following is a summary of the material terms of the new term loan agreement and the revolving credit agreement amendment. This summary does not purport to be a complete description of either document and is qualified in its entirety by reference to the new term loan agreement and the revolving credit agreement amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

New Term Loan Agreement

The parties to the new term loan agreement are the company and certain of its subsidiaries, certain lenders, Credit Suisse, Cayman Islands branch as administrative agent, UBS Securities LLC as syndication agent, Credit Suisse Securities (USA) LLC and UBS Securities LLC as joint lead arrangers, Lehman Commercial Paper Inc. and Bank of Montreal as co-documentation agents, and Lehman Brothers Inc. and BMO Capital Markets Corp. as co-arrangers.

The company borrowed $500.0 million pursuant to the new term loan agreement on May 8, 2007. Of the total amount borrowed, $350.5 million was used to repay all amounts outstanding under the existing second lien term loan facility plus accrued interest, $3.5 million was used to pay a prepayment premium on those amounts and $4.6 million was used to pay transaction costs associated with the new facility. The remaining borrowings were used to reduce amounts outstanding under the revolving credit facility.

Loans made under the new term loan agreement are designated, at the company’s option, as either “Base Rate Loans” or “LIBO Rate Loans.” Base Rate Loans bear interest at a floating rate equal to (i) the greater of the overnight federal funds rate plus 0.50% and the administrative agent’s announced base rate, plus (ii) 3.00%. LIBO Rate Loans bear interest at LIBOR plus 4.00%.

The new term loan agreement contains customary representations, warranties, events of default, indemnities and covenants, including covenants that restrict the company’s ability to incur additional indebtedness. The covenants and other terms of the agreement contain exceptions that are intended to permit the company to form a master limited partnership and certain related entities (collectively, the “partnership”), to contribute assets to the partnership, to sell securities of the partnership and to cause the partnership to incur indebtedness and issue securities, subject in each case to the satisfaction of certain requirements. The agreement requires the company to maintain derivative contracts covering at least 70% of its projected proved developed producing oil and natural gas production through May 8, 2010, and at least 50% of such production on an annual basis thereafter. The company cannot, however, enter into derivative contracts covering more than 80% of such oil and gas production in any month.

The second lien term loan facility is secured by second priority liens on substantially all of the company’s oil and natural gas properties and other assets, including the stock of all of its subsidiaries, and is unconditionally guaranteed by each of the company’s subsidiaries other than Ellwood Pipeline, Inc. Under the new term loan agreement, principal on the second lien term loan facility is payable on May 8, 2014. However, if the company’s 8.75% senior notes due 2011 are not refinanced in full prior to September 20, 2011, principal on the second lien term loan facility will be payable on that date.

The new term loan agreement provides that the company is generally obligated to make offers to prepay amounts borrowed under the agreement with proceeds from certain types of transactions and events, including sales of assets (including equity in the partnership), the incurrence of additional indebtedness not otherwise permitted by the facility, the receipt of casualty insurance proceeds or any extraordinary distribution from the partnership. In addition, 50% of the net annual revenue from sales of oil and natural gas production delivered under any volumetric production payment the company enters into in connection with its option agreement with Denbury Resources relating to the company’s Hastings complex must be used to make prepayment offers. However, the company’s obligation to make prepayment offers is subject to a number of exceptions. For example, the company will in certain circumstances have the option to reinvest proceeds in the acquisition or development of oil and natural gas assets prior to a required prepayment. Also, a prepayment offer will not be required in connection with a qualifying repurchase, redemption or defeasance of the company’s senior notes and related refinancing effected in connection with the formation of a partnership. Any lender under the second lien term loan facility may decline to accept its pro rata share of any mandatory prepayment.

The company may from time to time make optional prepayments of amounts borrowed under the second lien term loan facility if no amounts are outstanding under the revolving credit facility. Optional prepayments made prior to May 8, 2008 are subject to a prepayment premium of 2%. The premium will be reduced to 1% for prepayments made between May 9, 2008 and May 8, 2009, after which no premium will be payable with respect to any optional prepayment.

Revolving Credit Agreement Amendment

The principal effects of the revolving credit agreement amendment are (i) to permit the company to enter into the new term loan agreement, (ii) to reduce the borrowing base under the revolving credit facility to $125.0 million and (iii) to change the rate at which amounts outstanding under the revolving credit agreement accrue interest. Pursuant to the amendment, Base Rate Loans under the revolving credit facility bear interest at a floating rate equal to (i) the greater of Bank of Montreal’s announced base rate and the overnight federal funds rate plus 0.50% plus (ii) an applicable margin ranging from zero to 0.75%, based upon utilization. LIBO Rate Loans under the revolving credit facility bear interest at (i) LIBOR plus (ii) an applicable margin ranging from 1.50% to 2.25%, based upon utilization. A commitment fee ranging from 0.375% to 0.5% per annum is payable with respect to unused borrowing availability under the facility.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description

10.1

Term Loan Agreement, dated as of May 7, 2007, by and among Venoco, Inc., the Guarantors identified therein, the Lenders party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, UBS Securities LLC, as Syndication Agent, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as Joint Lead Arrangers, Lehman Commercial Paper Inc. and Bank of Montreal, as Co-Documentation Agents, and Lehman Brothers Inc. and BMO Capital Markets Corp., as Co-Arrangers.

10.2

Fifth Amendment to the Second Amended and Restated Credit Agreement, dated as of May 7, 2007, by and among Venoco, Inc., the Guarantors identified therein, the Lenders party thereto, Bank of Montreal, as Administrative Agent, Credit Suisse, Cayman Islands Branch and Lehman Commercial Paper Inc., as Co-Syndication Agents, and Fortis Capital Corp., as Documentation Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 10, 2007

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name:	Timothy M. Marquez
Title:	Chief Executive Officer